                                                            EXHIBIT 10.47


                               LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this "Agreement") is made as of the 23rd day of October, 1998, by and between DALE EARNHARDT ("Earnhardt"), and GARGOYLES, INC., a Washington corporation ("Gargoyles").

                                    RECITALS

A. Gargoyles designs, assembles, markets and distributes a broad range of sunglasses and eyewear products.

B.   Earnhardt is a world-class driver and NASCAR professional.

C. Subject to the terms and conditions of this Agreement, Gargoyles desires to obtain the services of Earnhardt in connection with the marketing and sale of its products, and Earnhardt desires to assist Gargoyles in such efforts.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

1.   Product Description.
     -------------------
     The products that are the subject of this Agreement include GARGOYLES PERFORMANCE EYEWEAR brand sunglasses and related products (the "Products").

2.   License.
     -------
     Subject to the terms and conditions of this Agreement, Earnhardt hereby grants to Gargoyles an exclusive worldwide license to adapt, distribute, perform, reproduce and use Earnhardt's name, likeness, autograph and voice on the Products and/or in advertisements, commercials, packaging, signs and other advertising and promotional formats, materials or media to advertise, market, promote and sell the Products throughout the world. Earnhardt will not endorse, wear, or support, or authorize or permit any third party to use his name, likeness, autograph or voice in connection with any other sunglasses anywhere in the world during the term of this Agreement. Notwithstanding the foregoing, Gargoyles acknowledges that Earnhardt does not wear a Gargoyles Product while driving during racing events, and Gargoyles agrees that Earnhardt's use of another product during races is not a violation by Earnhardt of this Agreement.

3.   Term; Termination of Prior Agreement.
     ------------------------------------
     Subject to earlier termination as described herein, the term of this Agreement shall commence on January 1, 1999 and shall expire on December 31, 2001. Upon the execution of this Agreement by Gargoyles and Earnhardt, that certain License Agreement dated as of August 14, 1996 by and between Earnhardt and Gargoyles shall terminate as of December 31, 1998 and shall be of no further force or effect and shall be replaced in its entirety by this Agreement effective as of January 1, 1999.

4.   Advertising Materials.
     ---------------------
     Gargoyles shall be responsible for producing the advertising and promotional materials in any form or medium (e.g. publicity photographs, advertisements, commercials, contests, film or video footage, etc.) deemed necessary in connection with the marketing of the Products. Prior to commercial production and distribution of any such materials using the name, likeness, autograph or voice of Earnhardt, Gargoyles shall submit to Dale Earnhardt, Inc. for its review and written approval on behalf of Earnhardt the form of each item containing any such name, likeness, autograph or voice of Earnhardt. Dale Earnhardt, Inc. shall not withhold its approval unreasonably and shall use its best efforts to notify Gargoyles of its approval or objections within 14 business days of receipt of such promotional materials. Any approved materials may also be used by Gargoyles in company literature, annual reports or other investor-related information.

5.   Consideration.
     -------------
     As consideration for the grant of the license, Gargoyles shall pay to Earnhardt certain fees and royalties as set forth below:

     5.1  Annual License Fee.
          ------------------
          Gargoyles shall pay Earnhardt an annual license fee of *** Dollars ($***) payable in two equal installments of $*** on each January 1 and July 1 during the term of this Agreement.

     5.2  Royalties.
          ---------
          Gargoyles will pay Earnhardt a royalty on sales of Earnhardt signature series sunglasses, namely the EARNHARDT GOLD MEDALIST CLASSIC and `85's, and the EARNHARDT BLACK/BLACK ICE CLASSIC AND 85'S, in accordance with the following schedule:

               ***% of net sales on first 20,000 units sold;
               ***% of net sales on units 20,001 to 30,000;
               ***% on units sold over 30,000.

For purposes of this paragraph 5.2, "net sales" is defined as Gargoyles' list wholesale price for the Products less dealer discounts and adjustments for Product returns.

     5.3  Payment of Royalties and Accounting.
          -----------------------------------
          Royalty payments shall be calculated quarterly and paid within 30 days after the end of each calendar quarter. With each royalty payment made to Earnhardt, Gargoyles shall submit a full and accurate statement showing the sku number of the Products sold, the quantity sold, the price charged, and the corresponding royalty amount. Royalty payments made more than ten days after the due date shall bear interest at the rate of twelve percent (12%) per annum.

6.   Photographic Sessions;  Personal Appearances.
     --------------------------------------------
     During each year of this Agreement, Earnhardt shall be available for at least one (1) day as mutually scheduled by the parties for filming, photographic, and recording sessions as may be reasonably necessary to produce promotional materials. Each year Earnhardt also will use his best efforts to sign approximately 100 promotional items furnished by Gargoyles. Gargoyles acknowledges and agrees with Earnhardt that any autographed items and other results of such filming, photographic or recording sessions are not for resale and may be used by Gargoyles for promotional purposes only. In addition, Earnhardt will make one (1) personal appearance (of approximately four hours duration) in each calendar year during the term of this Agreement. Such personal appearance will be in a limited, controlled access and secure area at such promotional events as may be mutually agreed upon by Earnhardt and Gargoyles to assist Gargoyles in promoting Products at such event.

7.   Promotional Efforts of Gargoyles and Earnhardt.
     -----------------------------------------------
     Throughout the term of this Agreement, Gargoyles agrees to aggressively promote and market Earnhardt and his image in connection with the marketing of its Products. In addition, Gargoyles agrees to participate with other Earnhardt licensees in cross-promotional efforts related to the Products. Throughout the term of this Agreement Earnhardt will exert his best efforts to promote and publicize the Products. Earnhardt will not disparage or criticize the Products. Earnhardt will wear the Products at all times when it is convenient and appropriate for him to do so, and Earnhardt will not publicly wear any sunglass products that have not been manufactured by Gargoyles (except during races as described in paragraph 2 hereof).

8.   Personal Sunglasses.
     -------------------
     Gargoyles will make available to Earnhardt and his immediate family, at no charge, a reasonable number of Products for personal use during the term of this Agreement.

9.   Press Release.
     -------------
     Upon the signing of this Agreement, Gargoyles will issue a press release announcing this Agreement and Gargoyles and Earnhardt's continuing relationship. Gargoyles will provide Earnhardt with a copy of the press release for his review and approval before it is issued.

10.  Representations And Warranties.
     ------------------------------
     Earnhardt represents to Gargoyles that: (i) he has full capacity, right and authority to enter into this Agreement and to be legally bound hereby; and
(ii) there are no other agreements to which he is a party or is bound that conflict with this Agreement or with his ability to perform his obligations under this Agreement. Gargoyles represents that it has: (i) the staff, knowledge and experience to market the Products in a suitable commercial manner; and (ii) the right and authority to enter into this Agreement and to be legally bound hereby.

11.  Confirmation of Authority.
     -------------------------
     If any manufacturer, advertiser or other person or entity questions the authority of Gargoyles to use Earnhardt's name, likeness, autograph or voice as authorized under this Agreement, upon Gargoyles' request, Earnhardt promptly will execute such additional documents or make such communications as may be reasonably necessary to confirm Gargoyles' authority.

12.  Ownership.
     ---------
     Earnhardt acknowledges that the Products are being developed and customized as Gargoyles' eyewear products. Except for Earnhardt's rights in and to his name, likeness, autograph, and voice as used on a Product or related materials, Gargoyles retains ownership of, and Earnhardt has not rights in and to, any patent, copyright, trademark, trade secret or other intellectual property rights in or used in connection with the manufacture, sale or use of the Products or any related materials. Any contribution made by Earnhardt with respect to any Product or related materials to the extent permitted by law shall constitute "works made for hire". Earnhardt will assign, and does hereby assign to Gargoyles, any and all right, title and interest he may have in the Products and such related materials not deemed to be "works made for hire". Earnhardt will cooperate with Gargoyles in the transferring to Gargoyles and registering of all such right, title and interest in such intellectual property rights and to execute and deliver any necessary documents to effect the same.

13.  Default and Termination
     -----------------------
     13.1 Events of Default.
          -----------------
          Either party may, in its discretion, terminate this Agreement and/or exercise any other right or remedy available to it under applicable law, including, without limitation, the right to recover damages if the other party breaches or is in default under any provision of this Agreement, and such breach or default is not cured within ten (10) days after written notice thereof shall have been given to such defaulting party by the other party, which notice shall specify the event or events constituting the default or breach hereof.

     13.2 Death; Disability; Retire from Racing.
          -------------------------------------
          Gargoyles may terminate this Agreement by written notice to Earnhardt upon the occurrence of any of the following events: (i) the death or permanent disability of Earnhardt, (ii) Earnhardt shall make his best efforts to continue to endorse Gargoyles as a car owner should he decide to retire prior to the term of this Agreement, or (iii) Earnhardt becomes the subject of any significant adverse publicity, including, but not limited to, publicity relating to a felony criminal conviction or moral turpitude, such that Earnhardt's name and persona, in the reasonable discretion of Gargoyles, are no longer conducive to the promotion of the Products.

     13.3 Post Termination.
          ----------------
          Upon the expiration or termination of this Agreement, the license set forth in paragraph 2 hereof shall automatically terminate and, except as expressly provided herein, neither party shall have any further obligation, both in terms of payments (other than amounts earned hereunder before such termination) or performance, whatsoever under this Agreement. Notwithstanding the foregoing, if this Agreement expires or is terminated for any reason other than a breach or default of this Agreement by Gargoyles, Gargoyles and its resellers may for a period not to exceed six (6) months continue to promote, distribute, use and sell any Products and Product promotional material prepared before such expiration or termination, provided Gargoyles continues to pay Earnhardt royalties for such Product sales as provided in paragraph 5.2 hereof.

14.  Right of First Approval.
     -----------------------
     At least sixty (60) days before the expiration of the term of this Agreement, Gargoyles and Earnhardt shall begin discussions for a renewal of this Agreement for an additional period. If the parties are unable to reach agreement, Earnhardt may negotiate an endorsement agreement with other sunglass manufacturers but shall not enter into an agreement with any third party during the three (3) month period after the expiration of the term of this Agreement without first providing Gargoyles the right to match the terms of such agreement. If Gargoyles elects to match such terms, Gargoyles and Earnhardt shall promptly enter into such agreement in lieu of Earnhardt entering into the agreement with such other manufacturer.

15.  Miscellaneous.
     -------------
     15.1 Relationship of the Parties.
          ---------------------------
          The relationship of Earnhardt to Gargoyles shall be that of an independent contractor, and all acts performed by Earnhardt pursuant to this Agreement during its term shall be deemed to be performed in his individual capacity as an independent contractor and not as an agent or employee of Gargoyles.

     15.2 Notices.
          -------
          All notices required or permitted hereunder shall be given in writing and shall be delivered by (i) hand delivery, (ii) overnight receipted courier service, (iii) registered or certified mail, postage prepaid, or (iv) telephonically confirmed facsimile transmission to the addresses or facsimile numbers set forth below or to such other addresses or facsimile numbers as either party shall designate in writing. Notices given in accordance with this paragraph shall be effective upon receipt or when receipt is refused.

     If to Earnhardt:         Dale Earnhardt, Inc.
                              1675 Coddle Creek Hwy.
                              Mooresville, NC  28115
                              Attn:  Don Hawk
                              Tel:  704-662-8000
                              Fax:  704-663-7945

     If to Gargoyles:         Gargoyles, Inc.
                              5866 S. 194th Street
                              Kent, Washington  98032
                              Attn:  General Counsel
                              Tel:  800-426-6396
                              Fax: 253-872-3317

     15.3 No Waiver.
          ---------
          The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereto may be exercised from time to time and as often as may be deemed expedient by the parties hereto, as the case may be.

     15.4 Entire Agreement.
          ----------------
          This Agreement contains the entire agreement between the parties, and supersedes all prior understandings, agreements or arrangements, oral or written, between the parties, with respect to the subject matter hereof, including that certain License Agreement by and between Gargoyles and Earnhardt dated August 14, 1996, which, upon the commencement of the term of this Agreement, shall terminate and shall be of no further force or effect. This Agreement shall not be modified or amended except by written instrument signed by both parties. This Agreement shall be binding upon and shall inure to the benefit of the heirs, personal representatives, estates, successors and assigns of the parties hereto.

     15.5 Governing Law.
          -------------
          This Agreement shall be governed by the laws of the state of Washington without reference to its choice of law rules.

     15.6 Attorneys' Fees.
          ---------------
          If either party brings an action to enforce this Agreement, the prevailing party in such action shall be entitled to recover from the other all costs and disbursements incurred in connection therewith, including reasonable attorneys' fees.

     15.7 Approvals.
          ---------
          All approvals and consents required under this Agreement shall not be unreasonably withheld and must be requested and responded to in writing.

     15.8 Counterparts.
          ------------
          This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.


     IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed and delivered as of the date and year first above written.


/s/  Don Hawk, President of Dale Earnhardt, Inc.
     and attorney-in-fact for Dale Earnhardt
------------------------------------------------
DALE EARNHARDT


GARGOYLES, INC., a Washington corporation


By   /s/  Leo Rosenberger
     -------------------------------------------
     Leo Rosenberger, CEO and CFO